Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

For Immediate Release

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP ANNOUNCES RETIREMENT OF JOHN G. SCHREIBER FROM THE BOARD OF DIRECTORS
AND APPOINTMENT OF SHERYL M. CROSLAND AS NEW CHAIR

NEW YORK, FEBRUARY 3, 2023 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today that John G. Schreiber, the chair of the Company’s board of directors (“Board”), will retire from the Board at the end of his current term, which will conclude as of the adjournment of the 2023 Annual Meeting of the Company’s Stockholders. Mr. Schreiber has served as chair of the Board since the Company’s initial public offering in 2013. Sheryl M. Crosland, a current independent director, will replace Mr. Schreiber as chair of the Board effective as of his retirement.

“John’s vision, wisdom and strategic leadership have been immensely valuable to the Board and management and have been a critical part of our success,” commented James Taylor, CEO and President. “We are grateful for John’s many contributions, for his unerring judgment, for his incisive wit, and for his service and dedication to our Company and our stockholders. We are a better company for having had the benefit of working with John. We thank John and wish him the very best. We are excited to have Sheryl assume the role of Chair and look forward to benefitting from her capable leadership and deep industry experience.”

Connect With Brixmor
•For additional information, please visit https://www.brixmor.com;
•Follow Brixmor on:
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpropertygroup
◦YouTube at https://www.youtube.com/user/Brixmor; and
•Find Brixmor on LinkedIn at https://www.linkedin.com/company/brixmor.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 378 retail centers comprise approximately 67 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to over 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets and Ross Stores.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at https://www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
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